EXHIBIT 99.1

[PARADYNE LOGO]

For more information, please contact:

Paradyne Networks, Inc.

Dawn Wright

Press Relations

727.530.2529

dwright@paradyne.com

Paradyne Reports First Quarter 2003 Results

Exceeds Pro Forma Earnings Expectations

LARGO, FL—April 22, 2003—Paradyne Networks, Inc. (NASDAQ:PDYN), a leading provider of broadband voice, data and video network access solutions, today reported its first quarter 2003 financial results.

Paradyne’s pro forma net loss for the first quarter of 2003 was ($3.8 million) or ($0.09) per diluted share, beating the First Call consensus estimates of a pro forma net loss of ($0.12) per diluted share. GAAP net loss reported for the first quarter of 2003 was ($3.5 million) or ($0.08) per diluted share. The differences between pro forma and GAAP results were the elimination of positive margin generated from the reversal of inventory reserves relating to the sale of previously reserved inventory of ($.7 million) and exclusion of amortization of deferred stock compensation and intangible assets of $.4 million.

Total revenues for the first quarter were $19.3 million with broadband revenues representing the major portion of total revenues at $15.3 million or 79 percent. Narrowband revenues were $2.4 million, and service and royalties accounted for the remaining $1.6 million. Paradyne’s cash position remained strong at $46.5 million at the end of the first quarter.

Highlights for the first quarter include:

•	Paradyne shipped approximately 14,500 ReachDSLTM endpoints—up 36% from Q4—and over 14,500 ReachDSL DSLAM ports, more than doubling its ports shipped in Q4, bringing the total to over 373,000 ReachDSL endpoints and over 420,000

ReachDSL CO ports shipped worldwide.

•	Paradyne shipped over 9,000 ADSL ports in Q1, up from approximately 6,000 in Q4. This increase is a reflection of the success of Paradyne’s new product strategy.

•	Paradyne shipped over 780 DSLAM’s in the quarter, bringing the total number of DSLAM’s in the marketplace to over 32,200 representing over 4.9 million ports of capacity in the field.

•	Paradyne introduced the 6381 ADSL/RTM endpoint. The 6381 is the industry’s first dual-mode DSL endpoint capable of supporting either standards-based ADSL or Paradyne’s ReachDSL. This modem works with existing ADSL and ReachDSL DSLAM deployments, and offers service providers a significant reduction in inventory, installation, and provisioning costs, while improving time to market and end-user satisfaction.

•	Paradyne opened a new office in Sao Paulo, Brazil. The Sao Paulo office is the latest addition to the expansion into emerging markets.

•	Paradyne exhibited at TELEXPO 2003, an industry tradeshow in Sao Paulo, during March. Paradyne showcased its BitStormTM and GranDSLAM® product portfolios through video and high-speed Internet Access solutions demonstrations. The GranDSLAM 4200 was demonstrated delivering streaming video over barbed wire.

First Quarter Results Conference Call and Webcast

As previously announced, Paradyne will host a conference call on Tuesday, April 22, 2003 at 5:00 p.m. (ET) to discuss first quarter 2003 results and its outlook for the second quarter of 2003. The call will be broadcast live on the Internet for investors and the general public. This listen-only Webcast can be accessed at http://www.shareholder.com/paradyne/medialist.cfm—Windows Media Player or Real Player is required to listen to this Webcast. Participants should go to the Web site at least ten minutes before this event to download and install any necessary audio software. The conference call can also be accessed by dialing 1-706-634-6062.

About Paradyne

Paradyne is a leading developer of carrier-class, high-speed network access solutions for broadband voice, data and video. A recognized market leader in digital subscriber line (DSL), service level management (SLM), and Broadband Voice and Media Gateway solutions, Paradyne markets its award-winning GranDSLAM and BitStorm DSL systems, ReachDSL and EtherLoop® products, Jetstream® Media Gateway systems and FrameSaver® Service Level Management systems to service providers and business customers worldwide. More information may be obtained by visiting www.paradyne.com or by calling +1-727-530-8623.

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Information about Forward-Looking Statements:

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations and beliefs as well as on assumptions made by, and information currently available to, management. Among the factors that could cause actual future events to differ materially include: the uncertainty regarding the acceptance of new telecommunications services based on DSL technology; reduction or discontinuation of purchase of our products by NSPs; the failure of NSPs to incorporate our products into their infrastructure; the possibility that Paradyne’s competitors may develop competing products that are superior in terms of quality, cost or both. For a detailed discussion of other risk factors that could affect Paradyne’s business, please refer to the risks identified in Paradyne’s Current Report on Form 10-K/A, dated March 24, 2003, and in Paradyne’s other filings with the Securities and Exchange Commission.

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Editor’s Note:    BitStorm and ReachDSL are trademarks of Paradyne Corporation. EtherLoop, FrameSaver, GranDSLAM, Jetstream, Paradyne, and the Paradyne logo are registered trademarks of Paradyne Corporation. All other service marks and trademarks are the property of their respective owners.

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Statements of Operations

(Thousands except per share amounts)

	Three months Ended March 31,
	2003	2002
Revenues:
Sales	$17,734	$37,023
Services	1,564	1,029
Royalties	—	506

Total Revenues	19,298	38,558

Total cost of sales	9,565	21,369

Gross Margin	9,733	17,189

Operating expenses:
Research and development (includes $2,830 of purchased R&D in March 2002)	5,609	8,144
Selling, general & administrative	7,250	7,872
Amortization of deferred stock compensation and intangible asset	423	187
Business restructuring charges	—	1,011

Total operating expenses	13,282	17,214

Operating Income (Loss)	(3,549)	(25)

Other (income) expenses:
Interest, net	(154)	(150)
Other, net	93	61

Income (loss) before provision for income tax	(3,488)	64
Provision (benefit) for income tax	—	(859)

Net income (loss)	$(3,488)	$923

Average shares outstanding
Basic	42,862	36,159
Diluted	42,862	39,696
Earnings per common share
Basic	(0.08)	0.03
Diluted	(0.08)	0.02
Pro forma diluted net income (loss) per share (A)	$(0.09)	$0.10

Paradyne Networks, Inc.

Footnote To Condensed Consolidated Statements of Operations

(Thousands except per share amounts)

(Unaudited)

(A)    Reconciliation of Earnings Following Generally Accepted Accounting Principles (GAAP) With Non-GAAP Financial Measures (Pro Forma Earnings)

Paradyne supplements its earnings releases provided in accordance with generally accepted accounting principles, with non-GAAP financial measures that exclude those transactions that management does not reasonably expect to be part of recurring business transactions over the long term. Paradyne’s management believes the pro forma information provides investors useful information to understand operating results and make comparisons with prior periods. Paradyne’s management uses such pro forma measures internally, to evaluate the company’s net income and operating performance on a period-over-period basis, and for planning and forecasting future periods.

Pro forma diluted net income (loss) per share calculations exclude the elimination of positive margin generated from the reversal of inventory reserves on previously reserved inventory sold during the quarter, the financial statement impact of the writeoff of purchased research and development related to the acquisition of Elastic Networks Inc., the amortization of deferred stock compensation and intangible assets, business restructuring charges and tax benefit from the Job Creation and Worker Assistance Act of 2002.

	Three months Ended March 31,
	2003	2002
Net income (loss) in accordance with GAAP	$(3,488)	$923

Increase (decrease) to net income (loss):
Elimination of positive margin generated from the reversal of inventory reserves on previously reserved inventory sold during the quarter	(743)	—
Exclusion of writeoff of purchased researchand development		2,830
Exclusion of amortization of deferred stock compensation & intangible assets	423	187
Exclusion of business restructuring charges	—	1,011
Exclusion of tax benefit	—	(859)

Adjustment to net income (loss)	(320)	3,169

Pro Forma net income (loss)	$(3,808)	$4,092

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Balance Sheets

(In Thousands)

	March 31, 2003	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,540	$47,706
Accounts receivables, net	9,033	13,072
Inventories, net	15,997	16,661
Prepaid & other current assets	1,854	2,896

Total current assets	73,424	80,335
Property plant & equipment, net	9,039	10,396
Other assets	6,198	6,525

Total assets	$88,661	$97,256

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,425	$6,333
Current portion of debt	230	396
Payroll & benefit related liabilities	2,195	3,445
Other current liabilities	7,020	9,087

Total current liabilities	13,870	19,261

Total liabilities	13,870	19,261
Stockholders' equity	74,791	77,995

Total liabilities and stockholders' equity	$88,661	$97,256